Nareit REITworld 2019 Annual Conference NOVEMBER 12-14, 2019 Exhibit 99.1

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which MAA operates and beliefs of and assumptions made by MAA management, involve known and unknown risks, uncertainties and other factors that could significantly affect the financial results of MAA. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which are not historical in nature. In this presentation, forward-looking statements include, but are not limited to, statements about forecasted operating results, anticipated revenue and expense growth, expected acquisition and disposition activity, the outlook for multifamily supply, the outlook for job growth, anticipated capital raising and financing activities, anticipated occupancy rates, anticipated lease pricing, estimated development funding, the anticipated timing of completion of current development projects and the stabilization of such projects, MAA’s future development projects, the anticipated stabilization of communities in lease-up, the anticipated scope of MAA’s future redevelopment activities and projected redevelopment costs, incremental rent growth and incremental revenue, anticipated dividends, interest rate and other economic expectations, and other information that is not historical. All statements that address operating performance, events or developments that MAA anticipates or expects will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although MAA believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, MAA can give no assurance that its expectations will be achieved, and therefore actual outcomes and results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors; exposure as a multifamily-focused REIT to risks inherent in investments in a single industry and sector; adverse changes in real estate markets; failure of new acquisitions to achieve anticipated results or be efficiently integrated; failure of development communities to be completed, if at all, within budget and on a timely basis or to lease-up as anticipated; unexpected capital needs; changes in operating costs, including real estate taxes, utilities and insurance costs; losses from catastrophes in excess of our insurance coverage; level and volatility of interest or capitalization rates or capital market conditions; the effect of any rating agency actions; inability to attract and retain qualified personnel; cyberliability or potential liability for breaches of our privacy or information security systems; adverse legislative or regulatory tax changes; adverse legal proceedings; compliance costs associated with laws requiring access for disabled persons; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by MAA from time to time, including those discussed under the heading “Risk Factors” in MAA’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. MAA undertakes no duty to update any forward-looking statements appearing in this presentation. REGULATION G This presentation contains certain non-GAAP financial measures within the meaning of the Securities Exchange Act of 1934, as amended. MAA’s definitions of these non-GAAP financial measures, among other terms, and reconciliations to the most directly comparable GAAP measures, can be found in the accompanying Appendix and under the “Financial Results” navigation tab on the “For Investors” page of MAA’s website at www.maac.com.

Stronger. Well Positioned. Proven. Transformative transactions over the last six years have enhanced our portfolio, our execution capabilities and our capacity to support new growth. We look forward to capturing the opportunities that lie ahead.

2019 Same Store Leasing Update lease over lease Pricing Blended Lease over lease Pricing 2018 vs. 2019 Continued outperformance versus prior year in October; results following typical seasonal patterns

2019 Same Store Update and Outlook REVENUE EXPENSE Property Revenue Growth Full Year 2019 Forecast 3.00% - 3.50% 3.25% Midpoint Property Expense Growth Full Year 2019 Forecast 3.00% - 3.5% 3.25% Midpoint Blended Lease Over Lease Pricing Full Year 2019 Forecast 4.0% - 4.5% 4.25% Midpoint Real Estate Tax Growth Full Year 2019 Forecast 4.25% - 5.25% Expected to be near top end of range Blended Lease Over Lease Pricing Per Quarter 2019 Q1 Actual Q2 Actual Q3 Actual Q4 Forecast 3.9% 5.0% 4.9% 2.5% - 3.0% Insurance Expense Full Year 2019 Forecast Renewed July 1st with an approximate 12% increase over prior policy period inclusive of all lines of insurance Average Daily Occupancy 95.7% - 96.1% projected for the year (95.8% for Q4) 15-20bps on average below prior year R&M Expense Full Year 2019 Forecast Expected to normalize in the 3.5% range for the year Full Year 2019 NOI Growth Range Forecast of 3.0% - 3.5%

2019 FFO Update and Outlook

EXPECTED FFO/SHARE

Full Year 2019[1]	$6.46 - $6.54 $6.50 Midpoint
Q4 2019[2]	$1.59 - $1.67 $1.63 Midpoint

Actual and forecasted results include many unusual or non-cash items that are not expected to recur in 2020:

- $0.17 per share YTD through 9/30/19 from the valuation of the preferred derivative ($0 assumed in Q4)
- $0.08 per share of land gains YTD through 9/30/19 with additional $0.02 per share assumed in Q4
- $0.03 per share YTD through 9/30/19 of net non-cash gain on unconsolidated affiliate (RETV) ($0 assumed in Q4)
- $0.02 per share YTD through 9/30/19 of casualty gains ($0 assumed in Q4)

In total for full year 2019 $0.32 per share of unusual or non-cash items included in FFO forecast

FINANCING

10-Year Unsecured Bond	AMT	$300M
	EFF RATE	4.24%
	TIMING	MAR 2019
30-Year Secured Fixed Rate	AMT	$500M
	EFF RATE	4.43%
	TIMING	FEB 2019
10-Year Unsecured Bond	AMT	$250M
	EFF RATE	2.99%
	TIMING	AUG 2019
FUTURE Unsecured Bond	EXPECTED AMT	$300M
	EXPECTED EFF RATE	3.50%
	EXPECTED TIMING	NOV 2019

TRANSACTIONS[3]

Multifamily Acquisitions	$50M - $100M $75M Midpoint [TIMING: Q4 2019]
Multifamily Dispositions	$125M - $175M $150M Midpoint [TIMING: Q4 2019]
Multifamily Development Funding	$125M - $175M $150M Midpoint

[1] Net income per diluted common share is expected to be in the range of $2.97 to $3.05 per diluted common share ($3.01 at the midpoint) for the full year 2019.
[2] MAA does not forecast Net income per diluted common share on a quarterly basis as MAA cannot predict the timing of forecasted acquisition and disposition activity within a particular quarter (rather than during the course of the full year).
[3] Expectations for the full year 2019

MAA

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EXPECTED FFO/SHARE SUPPLY/DEMAND OPERATIONS 2019 unusual or non-cash items not expected to recur in 2020: $0.17 per Share through 9/30/19 YTD from the valuation of the preferred derivative ($0 assumed in Q4) $0.08 per Share of land gains through 9/30/19 YTD with an additional $0.02 per Share assumed in Q4 $0.03 per Share through 9/30/19 YTD of net non-cash gain on RETV ($0 assumed in Q4) $0.02 per Share through 9/30/19 YTD of casualty gains ($0 assumed in Q4) In total, for full year 2019 $0.32 per Share of unusual or non-cash items expected to be included in FFO/Share, implying normalized FFO/Share guidance of $6.18 per Share for 20191 New Supply: Supply has been elevated the last couple of years; capital availability and permitting suggest there is no reason to believe that changes anytime soon As of now, the supply picture for 2020 appears to look similar to 2019: elevated from historical levels but not materially accelerating or decelerating from 2019 deliveries Platform: Legacy MAA and Post are now fully synchronized on the operating platform – execution related to revenue management, property staffing levels, and other on-site operations are similar across the entire portfolio. Any remaining performance variances are market/sub-market driven and related to the level of supply being delivered into the market, which is still weighted more toward the A assets, (typically more urban), than B assets (typically more suburban)2: Job Growth: Job growth has been strong, particularly in the Sun Belt region of the country Expectations are that job growth will moderate some from the level seen in 2019 However, the expectation is that job growth in MAA’s footprint will still outperform the national average 9/30/2019 YTD Effective Rent Growth A to A+ Assets 3.0% B to B+ Assets 3.8% Turnover: Turnover has remained near record lows in 2019; it increased slightly from Q2 to Q3 of 2019 We expect some increase in turnover in 2020 An increase in turnover would impact vacancy loss and turn costs, and shift more of the leasing toward new leases and less on renewals Real Estate Taxes/Insurance: Our preliminary forecast for real estate taxes (>35% of operating expenses) is growth of 4.0% to 5.0% The 7/1/2019 renewal increase for insurance was approximately 12% and the current market continues to be favorable to insurers. MAA is considering a move to Core FFO guidance for 2020 to provide more meaningful comparisons 2020 Considerations 1 Based on the FFO per Share guidance at the midpoint, normalized FFO should not be considered as an alternative to Net income available for common shareholders; MAA believes that normalized FFO guidance is helpful in understanding forecasted operating performance; see Appendix for a reconciliation of normalized FFO per Share guidance to Net income available for common shareholders. 2 Average effective rent/unit for 3Q 2019 of higher than $1,300 for A to A+ and $1,300 or lower for B to B+ for total multifamily portfolio

1 National Multifamily Housing Council (NMHC), 2019 NMHC 50, published April 12, 2019; ranked largest apartment owner in the U.S. based on number of apartment units owned and operated Differentiated Portfolio Strategy MAA has broad diversification and balance across the high-growth Sunbelt region, appealing to the largest segment of the rental market. Scale and Platform Advantages MAA is the largest owner/operator of apartments across the United States1. Enhanced scale drives superior cost efficiencies and higher operating margins. Competitive advantages in our markets drive outperformance and value creation potential. Robust Redevelopment Program MAA’s proven redevelopment program enhances earnings potential. Significant opportunities remain throughout portfolio. Expansion of kitchen/bath program expected to generate additional value. External Growth Opportunities MAA’s exclusive focus on high-growth Sunbelt region for over 25 years, superior track record of closing performance and strong balance sheet drive robust deal flow. Expanded growth platform through new development Joint ventures with developers (pre-purchase of developments) Balance Sheet Strength MAA maintains a strong investment grade balance sheet and strong dividend payout ratio - positioning us well for new growth opportunities and offering protection from potential downside pressures. A Strategy Focused On Creating Value Through The Full Market Cycle

A Differentiated Approach, Focus on High Growth Sunbelt Region l TOP 10 MARKETS BY %NOI1 l OTHER CALIFORNIA MARKETS1 l MAA MARKETS Seattle Los Angeles Boston San Jose San Francisco District of Columbia New York Orange County Oakland-East Bay Suburban Virginia San Diego Inland Empire Public Apartment REIT Market Concentration % PUBLIC APARTMENT REIT SECTOR NOI FROM 10 LARGE COASTAL MARKETS1 SECTOR 64% MAA 3% % PUBLIC APARTMENT REIT SECTOR NOI FROM CALIFORNIA1 SECTOR 39% MAA 0% Differentiated Approach Within the Apartment Sector RANK MARKET NET MIGRATION2 (000’s) 1 Dallas-Ft Worth 412 2 Phoenix 327 3 Houston 262 4 Austin 252 5 Tampa 242 6 Atlanta 214 7 Charlotte 204 8 San Antonio 192 9 Denver 183 10 Orlando 173 Top 10 US Markets for Net Migration 2010 – 2018 Over the last eight years almost 60% of all domestic moves were to MAA Markets. 1 Green Street Advisors, Residential Sector Update, August 21, 2019 2 US Census Bureau, Cumulative Estimates of the Components of Population Change, April 1, 2010 to July 1, 2018 - Net Migration - Domestic

1 WASHINGTON D.C. 4,080 Units | 6.8% NOI ATLANTA 10,664 Units | 12.7% NOI TOP 10 MARKETS BY % SAME STORE NOI FOR 3Q 2019 Diversified Portfolio in High-Growth Region CHARLOTTE 6,149 Units | 7.0% NOI TAMPA 5,220 Units | 6.6% NOI DALLAS-FORT WORTH 13,653 Units | 13.4% NOI 1 2 4 3 5

NASHVILLE 4,055 Units | 4.6% NOI AUSTIN 6,475 Units | 6.0% NOI TOP 10 MARKETS BY % SAME STORE NOI FOR 3Q 2019 Diversified Portfolio in High-Growth Region HOUSTON 4,867 Units | 4.3% NOI RALEIGH/DURHAM 4,397 Units | 4.4% NOI ORLANDO 5,274 Units | 6.5% NOI 6 7 8 10 9

Market Diversification and Submarket Balance across the High Growth Sunbelt Region Multifamily Markets Regional Office Corporate Headquarters Source: Company and Company 3Q 2019 Earnings Release Supplemental 1 Based on gross asset value at 09/30/2019 for total multifamily portfolio 2 Average effective rent/unit for 3Q 2019 of higher than $1,300 for A to A+ and $1,300 or lower for B to B+ for total multifamily portfolio TOP 20 MARKETS % 3Q 2019 SS NOI Atlanta, GA 12.7% Dallas, TX 9.4% Charlotte, NC 7.0% Washington, DC 6.8% Tampa, FL 6.6% Orlando, FL 6.5% Austin, TX 6.0% Nashville, TN 4.6% Raleigh/Durham, NC 4.4% Houston, TX 4.3% Fort Worth, TX 4.0% Jacksonville, FL 3.3% Phoenix, AZ 3.1% Charleston, SC 2.7% Richmond, VA 2.2% Savannah, GA 2.0% Greenville, SC 1.5% Memphis, TN 1.4% San Antonio, TX 1.3% Birmingham, AL 1.2% Total 91.0%

High Growth Region Favors Continued Strong Demand

MAA'S TOP MARKETS CONSISTENTLY RANK AMONG HIGHEST IN THE COUNTRY FOR JOBS, MIGRATION, LIVEABILITY AND POPULATION GROWTH

Dallas/ Fort Worth
#1 Best Big City for Jobs

~Forbes, 2017

Atlanta
Top 10 Market Highest Net Migration

~US Census Bureau, 2010-2018

Washington DC
Top 10 Strongest Economy in the US

~Business Insider, 2018

Charlotte
#4 Fastest Growing Large US City

~Wallet Hub, 2018

Tampa
#3 City with Most Jobs in 2019

~Manpower Group

Orlando
#1 Job Growth Rate in US (Large City)

~US Bureau of Labor Statistics, 2017-2018

Austin
#1 Best Places to Live

~US News & World Report, 2018

Houston
#1 Top Metro for Economic Growth Potential

~Business Facilities, 2018

Nashville
#3 Best Big City for Jobs

~Forbes, 2017

Raleigh/ Durham
#2 Best Place for Business and Careers

~Forbes, 2018

ANNUAL EMPLOYMENT GROWTH



3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
2.2%
1.8%
2013
2014
2015
2016
2017
2018
2019F
Average
U.S
MAA Markets

Source: US Bureau of Labor Statistics

- Superior **JOB GROWTH VS. NATIONAL AVERAGES**
- Favorable **MIGRATION TRENDS** and **HOUSEHOLD FORMATIONS**
- **FAVORABLE TAX ENVIRONMENT** attracts employers and drives job growth
- **BUSINESS-FRIENDLY** infrastructure attracts employers

MAA

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Operational Strength and Efficiencies Drive Value MAA’s established expense management practice stands out among peers Since 2013, including 2019 expectations, the average annual property expense growth for MAA is 2.6% vs the sector average1 of 3.0% Unique shop stocking program that drives down maintenance and turn costs Proactive utility monitoring and management program Proactive lease expiration management and inventory readiness practices Superior use of web screening and capture technology to efficiently drive qualified leasing traffic; high capture rate Enhanced scale, size and efficiencies in procurement of third party products and services associated with property operations Source: Company reports 1 Sector defined as AIV, AVB, CPT, EQR, ESS, UDR, PPS (through 2016), HME (through 2014), AEC (through 2014), CLP (through 2013), BRE (through 2013) VALUE CREATION FROM PROPERTY OPERATING EXPENSE SAVINGS Reported Same Store Annual value creation (in $000s) created by MAA’s lower annual expense growth of 2.6% vs. sector average of 3.0%, assuming a 5.0% cap rate.

Operational Strength Reflected in Steady Margin Improvement Same Store NOI Margin Growth 620bps improvement Effective expense management practices and optimized revenue focus are evident in results. Opportunities for additional margin expansion expected to come from a combination of emerging technologies anticipated to enhance revenues and increase efficiencies, and an expanded redevelopment program.

2019 Pilot Program Mobile control of lights, thermostat and security as well as leak monitoring provides additional value to residents Additional synergy opportunities in repairs and maintenance and vacant and house electric charges Currently testing at 15 properties in 8 markets Smart Home Technology Testing In Progress Technology Advances Expected to Enhance Operations and Add Value Enhanced MAA Connect Program Roll-out In Progress High-Speed Internet added to Bulk Cable Program Program initiated in the back half of 2019 adds high-speed internet access at discounted price to residents Currently active at 47 properties for new move-ins with the ability for existing residents to opt-in Expansion of this program expected in 2020 Other Programs Recently Completed or Currently in Review/Testing Phase New and Improved Single Operating Platform Improvements to Intranet, Digital Content and Training for Employees Enhanced Online Recruiting Tools Utility Monitoring Enhancements SightPlan – Mobile Inspections for Service Technicians Enhanced Company Website and Data Analysis Artificial Intelligence, Chat, CRM, and Prospect Engagement Tools MAA’s Measured Approach to Capital Allocation Includes a Thorough Test/Review Process Prior to Roll-out of New Programs

Strong Value Creation through Kitchen and Bath Redevelopment Program

Over 30,000 units redeveloped during past 5 years

OPPORTUNITY

Between 14,000 - 15,000 units (including legacy PPS portfolio) remaining for redevelopment across same store portfolio with potential to create additional rent growth value.

SCOPE

Redevelopments are performed on turn at select communities (properties remain in same store group), minimizing down time and allowing us to continually refine the program for real-time improvements

Standard program includes kitchen and bath upgrades

- Stainless appliances
- Counter top replacement
- Updated cabinetry
- Plumbing and light fixture updates
- Flooring

RESULTS

	2017A	2018A	2019F
Production	8,375	8,155	7,500-8,500
Average Per Unit Cost	$5,463	$6,138	$6,000-$7,000
Average Rent Increase	8.8%	10.5%	9.0%-10.0%


Before


After

Post Parkside, Orlando, FL

MAA

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Future Opportunity to Capture Robust Pipeline of Units Yet to be Redeveloped MAA REDEVELOPMENT PIPELINE Remaining Identified Redevelopment Opportunity Future Value Opportunity Revenue At 5.0% Cap Rate Net Value Creation $19.5M $390.0M $298.4M Legacy MAA Legacy CLP Legacy PPS Total MAA Units 4,381 3,796 6,645 14,822 Capital $19.8M $17.1M $54.7M $91.6M Incremental Revenue $4.1M $3.6M $11.8M $19.5M Top 10 2020 Markets For Redevelopment Atlanta, GA 1,440 units Tampa, FL 573 units Dallas, TX 536 units Charlotte, NC 533 units Orlando, FL 378 units Nashville, TN 328 units Washington, DC 302 units Phoenix, AZ 275 units Raleigh/Durham, NC 234 units Charleston, SC 220 units 14.8K units of opportunity <350 Redeveloped Units +350 Redeveloped Units

Expanding the Redevelopment Program to Drive Additional Value Property Repositioning Program Thoughtful Upgrades to Maximize Revenue Program differentiated from kitchen/bath redevelopment – includes upgrade of amenities, exteriors and common areas to keep pace with market demand Candidates evaluated on location, potential for rent growth, competition and incoming supply Currently exploring opportunities at 8-10 properties CASE STUDY Post Parkside | Orlando Leverage Location and Views of Lake Eola Property located in highly desirable downtown area overlooking Lake Eola; high foot traffic; grocery, restaurants, events within walking distance; demographics and demand favorable to support upgrade Current rooftop unused; existing leasing office small, not ideally located; common amenities and exteriors in need of update and expansion Evaluate repurposing rooftop as resident lounge area Evaluate moving and expanding current leasing center for maximum visibility, accessibility and functionality Evaluate addition of package room and parcel pending solution Evaluate improvements to existing resident amenities including pool area as well as other exterior updates Currently greater than 20% delta between rents of the subject property and its immediate comparable property set Unused Rooftop Potential for Rooftop Lounge Similar to Comps (pictured example: Post Midtown Atlanta rooftop terrace)

Development Pipeline Poised To Deliver Value

Current $390 million development pipeline

Started late
3Q 2019



336 N Orange, Orlando, FL

Expected Completion
4Q 2019



Post Parkside at Wade III, Raleigh, NC

Expected Completion
3Q 2020



Post Sierra at Frisco Bridges II, Dallas, TX

Expected Completion
2Q 2021



Novel Midtown, Phoenix, AZ

Expected Completion
3Q 2021



Westglenn, Denver, CO

MAA
20

Development Pipeline and Lease-ups Poised To Deliver Value

- Established history and success of disciplined capital deployment will govern growth through new development
- Design and investment managed from an owner/operator perspective; long-term margins optimized
- In pre-development stage on opportunities in Orlando and Houston
- Spread between forecasted cost basis and current cap rates supports value accretion of approximately $210M from the current pipeline[1]

6.2%
AVERAGE EXPECTED STABILIZED NOI YIELD

$24M - $25M
TOTAL EXPECTED STABILIZED INCREMENTAL NOI

ACTIVE DEVELOPMENTS AT 9/30/2019

PROPERTY	MSA	TOTAL UNITS	TOTAL EXP COST (IN MILLIONS)	EXPECTED INITIAL DELIVERY	EXPECTED STABILIZATION[2]
Post Parkside at Wade III	Raleigh, NC	150	$ 25.0	3Q 2019	1Q 2020
Copper Ridge II	Fort Worth, TX	168	$ 30.0	1Q 2020	1Q 2021
Post Sierra at Frisco Bridges II	Dallas, TX	348	$ 69.0	2Q 2020	3Q 2021
Novel Midtown[3]	Phoenix, AZ	345	$ 82.0	4Q 2020	3Q 2022
Westglenn	Denver, CO	306	$ 84.5	2Q 2021	3Q 2022
336 N Orange	Orlando, FL	369	$ 99.0	2Q 2021	4Q 2022
TOTAL ACTIVE DEVELOPMENTS		1,686	$ 389.5		

6.2%
AVERAGE BLENDED STABILIZED NOI YIELD

$8.5M - $9.5M
TOTAL EXPECTED STABILIZED INCREMENTAL NOI

ACTIVE LEASE-UPS AT 9/30/2019

PROPERTY	MSA	TOTAL UNITS	TOTAL COST (IN MILLIONS)	PHYSICAL OCCUPANCY	EXPECTED STABILIZATION[2]
Centennial Park	Atlanta, GA	438	$ 95.6	93.8%	4Q 2019
1201 Midtown II	Charleston, SC	140	$ 28.6	87.9%	1Q 2020
Post Sync II	Denver, CO	79	$ 21.1	12.7%	1Q 2020
TOTAL ACTIVE LEASE-UPS		657	$ 145.3	82.8%	

Source: Company 3Q 2019 Earnings Release Supplemental
[1] Based on 4.5% Cap Rate; includes 3Q 2019 development and lease-up pipeline
[2] Communities are considered stabilized after achieving 90% occupancy for 90 days
[3] MAA owns 80% of the joint venture that owns this property

MAA

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Credit metrics At 9/30/2019 MAA SECTOR AVG4 Total debt / adjusted total assets1 31.6% 32.2% Total secured debt / adjusted total assets1 4.6% 4.9% Unencumbered NOI / total NOI 90.6% 90.6% Net debt / recurring adjusted EBITDAre2 4.73x3 4.98x Consolidated income available for debt service to total annual debt service charge1,2 5.03x 5.58x Weighted average maturity of debt (in years) 7.0 7.4 0.0% 10.8% 6.1% 13.5% 57.0% 12.6% Debt maturity profile ($ in millions) AT 9/30/2019 1 MAA calculations as specifically defined in Mid-America Apartments, L.P.’s debt agreements. 2 Sector average represents publicly disclosed sector equivalent. 3 Recurring Adjusted EBITDAre for the trailing twelve months ended September 30, 2019 included the impact of the non-cash income related to the fair value adjustment of the embedded derivative in the MAA Series I preferred shares and an unrealized gain, net of tax, recognized by an unconsolidated affiliate. The inclusion of the non-cash income items lowered Net Debt/Recurring Adjusted EBITDAre by 11 basis points for the trailing twelve months ended September 30, 2019. 4 Sector constituents include AVB, CPT, EQR, ESS and UDR; data is from 3Q 2019 company filings % MATURING 5% 3% 8% 15% 8% 61% Weighted Average Interest Rate 3.8% Weighted Average Maturity 7.0 years Strong Balance Sheet and Manageable Debt Maturity Profile 1 1 Debt excluding unsecured revolving credit facility and unsecured commercial paper program. At 9/30/19, there was no outstanding balance on the revolving credit facility.

Solid Investment Grade Balance Sheet Debt Summary ($ in millions) At 9/30/2019 Unsecured Public Bonds $2,940 65.7% Unsecured Private Bonds 242 5.4% Unsecured Term Loans 449 10.0% Commercial Paper 200 4.5% Total Unsecured Debt1 $3,831 85.6% Total Secured Debt $645 14.4% Total Debt $4,476 Note: Total Capitalization equals common shares and units outstanding multiplied by the common share closing stock price on 9/30/2019 plus preferred shares outstanding at the $50 per share redemption price, plus total debt outstanding. credit ratings SHORT TERM LONG TERM OUTLOOK Standard & Poor’s Ratings Services2 A-2 BBB+ STABLE Moody’s Investors Service3 P-2 Baa1 STABLE Fitch Ratings2 F2 BBB+ STABLE 1 At 9/30/19, there was no outstanding balance on the revolving credit facility. 2 Corporate credit rating assigned to MAA and MAALP, the operating partnership of MAA 3 Corporate credit rating assigned to MAALP, the operating partnership of MAA

Differentiated Strategy and Superior Execution Drives Long-term Value Creation SOURCE: S&P Global, Company, KeyBank Leaderboard, 11/01/2019 1 AFFO Payout Ratio is defined as annual dividends paid or forecasted to be paid divided by annual AFFO per Share diluted 2 Peer average includes multifamily peers: AIV, AVB, CPT, EQR, ESS and UDR CLP Merger PPS Merger Great Recession AFFO Payout Ratio1 2019F PEER AVERAGE2 Dividend Coverage Expected to Beat Peer Average in 2019 by 520 bps

Differentiated Strategy and Superior Execution Drives Long-term Value Creation Total Shareholder Return IPO – 09/30/2019 SOURCE: S&P Global, Company MAA Annual TSR 13.9% Since IPO 2,845% 2,093% 1,403% 1,029% Annual Dividends per Common Share IPO – 2019 Over 25 years of consecutive, quarterly, cash dividends paid Never cut or suspended 4.7% CAGR since 1994 Superior shareholder returns since IPO Proven team, platform and strategy creates continued value for shareholders

Continuing & Enhanced Focus on ESG Our long-term commitment to sustainability and responsibly managing our relationships is an essential part of how we provide exceptional service and value for our stakeholders. We are dedicated to continuous progress and have established a sustainability council focused on tracking and enhancing our environmental, social and governance efforts. CONSERVING RESOURCES Low-flow plumbing fixtures Irrigation efficiencies, rainwater harvesting, reclaimed water and well water usage Community landscaping to minimize turf and include drought tolerant plant material REDUCING WASTE On-site trash recycling options for residents Online leasing and communication tools Vendor partnerships to recycle carpet and other flooring materials; use of carpets made with recycled content INCREASING EFFICIENCY Reduced watt, high performance lighting fixtures in community breezeways and common areas (LED, fluorescent, and induction lighting) Energy Star rated appliances EMPOWERING ASSOCIATES Competitive compensation and benefits packages, recognition programs, and growth opportunities Ongoing training The latest technology and proven systems Associate engagement including internal communications, reviews and surveys CARING FOR RESIDENTS STAR Service Program and routine resident surveys Online resident portal for ease of transactions, service request submission and communication Property amenities to promote healthy lifestyles REACHING THE COMMUNITY Corporate charity, Open Arms Foundation, provides temporary housing to families who must travel for medical treatment. Over 2,900 families helped to date. BUILDING CONFIDENCE Corporate Governance Guidelines encompassing board and committee structure, director and executive officer standards and stock ownership requirements Code of conduct and ethical standards applying to all MAA associates and directors Governance practices overseeing policies and standards related to shareholder rights and proxy access Performance-based, equity compensation aligning executive goals with the long-term best interests of our shareholders Transparency and accountability of financial reporting, auditing and internal controls through risk oversight and anonymous submission platform Strong governance ratings from Green Street Advisors and Institutional Shareholder Services Environmental Stewardship Social Responsibility Corporate Governance

Reconciliation of Non-GAAP Financial Measures Definitions of Non-GAAP Financial Measures and Other Key Terms APPENDIX At September 30, 2019

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF FFO, AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Net income available for MAA common shareholders	$ 77,723	$ 51,869	$ 201,456	$ 158,851
Depreciation and amortization of real estate assets	123,171	123,230	366,704	364,541
(Gain) loss on sale of depreciable real estate assets	(1,000)	23	(987)	21
Depreciation and amortization of real estate assets of real estate joint venture	154	154	465	443
Net income attributable to noncontrolling interests	2,814	1,913	7,336	5,888
Funds from operations attributable to the Company [1]	202,862	177,189	574,974	529,744
Recurring capital expenditures	(21,543)	(21,671)	(58,461)	(56,073)
Adjusted funds from operations [1]	181,319	155,518	516,513	473,671
Redevelopment capital expenditures	(17,789)	(16,718)	(45,060)	(41,147)
Revenue enhancing capital expenditures	(8,215)	(7,997)	(26,067)	(22,005)
Commercial capital expenditures	(2,563)	(2,236)	(5,019)	(6,575)
Other capital expenditures	(5,330)	(4,617)	(13,494)	(24,129)
Funds available for distribution [1]	$ 147,422	$ 123,950	$ 426,873	$ 379,815
Dividends and distributions paid	$ 113,408	$ 108,592	$ 340,052	$ 326,120
Weighted average common shares - diluted	114,137	113,910	114,052	113,821
FFO weighted average common shares and units - diluted	118,151	117,970	118,104	117,939
Earnings per common share - diluted:				
Net income available for common shareholders	$ 0.68	$ 0.46	$ 1.77	$ 1.40
Funds from operations per Share - diluted [2]	$ 1.72	$ 1.50	$ 4.87	$ 4.49
Adjusted funds from operations per Share - diluted [2]	$ 1.53	$ 1.32	$ 4.37	$ 4.02

[1] Results for the three and nine months ended September 30, 2019 included a total of $19.0 million and $22.8 million, respectively, of non-cash income related to the fair value adjustment of the embedded derivative in the MAA Series I preferred shares and an unrealized gain, net of tax, recognized by an unconsolidated affiliate. Results for the three and nine months ended September 30, 2018 included negligible non-cash expense related to both the embedded derivative in the preferred shares and the unconsolidated affiliate.
[2] Results for the three and nine months ended September 30, 2019 included a total of $0.16 per Share and $0.20 per Share, respectively, of non-cash income related to the fair value adjustment of the embedded derivative in the MAA Series I preferred shares and an unrealized gain, net of tax, recognized by an unconsolidated affiliate. Results for the three and nine months ended September 30, 2018 included negligible non-cash expense related to both the embedded derivative in the preferred shares and the unconsolidated affiliate.

MAA

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Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS Dollars in thousands Three Months Ended Nine Months Ended September 30, 2019 June 30, 2019 September 30, 2018 September 30, 2019 September 30, 2018 Net Operating Income Same Store NOI $ 238,137 $ 235,070 $ 227,861 $ 708,336 $ 685,274 Non-Same Store NOI 17,956 18,178 14,507 52,806 40,050 Total NOI 256,093 253,248 242,368 761,142 725,324 Depreciation and amortization (124,684) (123,944) (124,549) (371,417) (368,218) Property management expenses (13,899) (13,454) (11,303) (41,195) (35,579) General and administrative expenses (11,485) (10,598) (6,380) (35,236) (25,723) Merger and integration expenses — — (1,878) — (8,503) Interest expense (44,513) (45,936) (44,650) (136,149) (129,140) Gain (loss) on sale of depreciable real estate assets 1,000 — (23) 987 (21) Gain on sale of non-depreciable real estate assets — 297 959 9,260 3,870 Other non-operating income 20,060 4,775 374 25,770 6,065 Income tax expense (1,491) (682) (616) (2,814) (1,826) Income from real estate joint venture 378 435 402 1,210 1,256 Net income attributable to noncontrolling interests (2,814) (2,224) (1,913) (7,336) (5,888) Dividends to MAA Series I preferred shareholders (922) (922) (922) (2,766) (2,766) Net income available for MAA common shareholders $ 77,723 $ 60,995 $ 51,869 $ 201,456 $ 158,851

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF EBITDA, EBITDAre, ADJUSTED EBITDAre AND RECURRING ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands	Three Months Ended		Twelve Months Ended	
	September 30, 2019	September 30, 2018	September 30, 2019	December 31, 2018
Net income	$ 81,459	$ 54,704	$ 275,075	$ 231,022
Depreciation and amortization	124,684	124,549	492,958	489,759
Interest expense	44,513	44,650	180,603	173,594
Income tax expense	1,491	616	3,599	2,611
EBITDA	252,147	224,519	952,235	896,986
(Gain) loss on sale of depreciable real estate assets	(1,000)	23	(969)	39
Adjustments to reflect the Company's share of EBITDAre of unconsolidated affiliates	338	313	1,336	1,242
EBITDAre	251,485	224,855	952,602	898,267
Loss (gain) on debt extinguishment [1]	5	—	(1,900)	(2,179)
Net casualty gain and other settlement proceeds [1]	(46)	(841)	(979)	(724)
Gain on sale of non-depreciable assets	—	(959)	(9,922)	(4,532)
Adjusted EBITDAre	251,444	223,055	939,801	890,832
Merger and integration expenses	—	1,878	609	9,112
Recurring Adjusted EBITDAre [2]	$ 251,444	$ 224,933	$ 940,410	$ 899,944

[1] Included in Other non-operating income in the Consolidated Statements of Operations.
[2] Recurring Adjusted EBITDAre for the trailing twelve months ended September 30, 2019 included the impact of the non-cash income related to the fair value adjustment of the embedded derivative in the MAA Series I preferred shares and an unrealized gain, net of tax, recognized by an unconsolidated affiliate. The inclusion of the non-cash income items lowered Net Debt/Recurring Adjusted EBITDAre by 11 basis points for the trailing twelve months ended September 30, 2019. The non-cash expense related to the embedded derivative in the preferred shares and the unconsolidated affiliate for the trailing twelve months ended December 31, 2018 had a negligible impact to Net Debt/Recurring Adjusted EBITDAre.

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Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET Dollars in thousands September 30, 2019 December 31, 2018 Unsecured notes payable $ 3,830,708 $ 4,053,302 Secured notes payable 645,406 475,026 Total debt 4,476,114 4,528,328 Cash and cash equivalents (25,826) (34,259) Net Debt $ 4,450,288 $ 4,494,069 Dollars in thousands September 30, 2019 December 31, 2018 Total assets $ 11,247,754 $ 11,323,781 Accumulated depreciation 2,906,677 2,549,287 Accumulated depreciation for Assets held for sale (1) 8,553 — Gross Assets $ 14,162,984 $ 13,873,068 Dollars in thousands September 30, 2019 December 31, 2018 Real estate assets, net $ 11,004,200 $ 11,151,701 Accumulated depreciation 2,906,677 2,549,287 Assets held for sale, net 22,520 — Accumulated depreciation for Assets held for sale (1) 8,553 — Cash and cash equivalents 25,826 34,259 Gross Real Estate Assets $ 13,967,776 $ 13,735,247 (1) Included in Assets held for sale on the Consolidated Balance Sheets (1) Included in Assets held for sale on the Consolidated Balance Sheets

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE GUIDANCE TO FFO AND AFFO PER SHARE GUIDANCE 2019 Full Year Guidance Range Low High Earnings per common share - diluted $ 2.97 $ 3.05 Real estate depreciation 4.11 4.11 Amortization other 0.04 0.04 Gains on sale of depreciable assets (0.66) (0.66) FFO per Share - diluted 6.46 6.54 Recurring capital expenditures (0.64) (0.64) AFFO per Share - diluted $ 5.82 $ 5.90 Reconciliation of Net Income per Diluted Common Share Guidance to Normalized FFO per Share Guidance 2019 Full Year Guidance Midpoint Earnings per common share – diluted: Net income available for common shareholders $ 3.01 Real estate depreciation 4.11 Amortization other 0.04 Gain on sale of depreciable assets (0.66) FFO per Share – diluted 6.50 Non-cash income related to the embedded derivative in the preferred shares (0.17) Gain on sale of non-depreciable real estate assets (0.10) Non-cash income, net of tax, related to unrealized gain recognized by an unconsolidated affiliate (0.03) Net casualty gain and other settlement proceeds (0.02) Normalized FFO per Share - diluted $ 6.18

Definitions of Non-GAAP Financial Measures Adjusted EBITDAre For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, is composed of EBITDAre adjusted for net gain or loss on non-depreciable asset sales, insurance and other settlement proceeds and gain or loss on debt extinguishment. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA's computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of financial performance.   Adjusted Funds From Operations (AFFO) AFFO is composed of FFO less recurring capital expenditures. In order to better align the classification of capital expenditures with business goals, certain capital expenditures related to commercial properties have been reclassified out of recurring capital expenditures and revenue enhancing capital expenditures for comparative purposes. AFFO should not be considered as an alternative to Net income available for MAA common shareholders. As an owner and operator of real estate, MAA considers AFFO to be an important measure of performance from operations because AFFO measures the ability to control revenues, expenses and recurring capital expenditures.   EBITDA For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of financial performance.   EBITDAre For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA, as defined above, excluding the gain or loss on sale of depreciable asset sales and plus adjustments to reflect MAA's share of EBITDAre of unconsolidated affiliates. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA's definition of EBITDAre is in accordance with NAREIT's definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of financial performance. Funds Available for Distribution (FAD) FAD is composed of FFO less total capital expenditures, excluding development spending and property acquisitions. FAD should not be considered as an alternative to Net income available for MAA common shareholders. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Definitions of Non-GAAP Financial Measures Funds From Operations (FFO) FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gains or losses on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because noncontrolling interest is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA's definition of FFO is in accordance with NAREIT's definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Assets Gross Assets represents Total assets plus Accumulated depreciation and accumulated depreciation for Assets held for sale, which is included in Assets held for sale. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.   Gross Real Estate Assets Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Assets held for sale, net, accumulated depreciation for Assets held for sale and Cash and cash equivalents. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Net Debt Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents. MAA believes Net Debt is a helpful tool in evaluating its debt position. Net Operating Income (NOI) Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI by market is a helpful tool in evaluating the operating performance within MAA's markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Non-GAAP Financial Measures Recurring Adjusted EBITDAre Recurring Adjusted EBITDAre represents Adjusted EBITDAre further adjusted to exclude certain items that are not considered part of MAA's core business operations such as acquisition and merger and integration expenses. MAA believes Recurring Adjusted EBITDAre is an important performance measure as it adjusts for certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. MAA's definition of Recurring Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Recurring Adjusted EBITDAre. Recurring Adjusted EBITDAre should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. Same Store NOI Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation, for all properties classified within the Same Store Portfolio during the period. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating the operating performance within MAA's markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Other Key Terms Average Effective Rent per Unit Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit. Average Physical Occupancy Average Physical Occupancy represents the average of the daily physical occupancy for the respective period. Development Communities Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio. Lease-up Communities New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized after achieving at least 90% occupancy for 90 days. Non-Same Store Portfolio Non-Same Store Portfolio includes recent acquisitions, communities that have been identified for disposition, communities that have undergone a significant casualty loss, and stabilized communities that do not meet the requirements defined by the Same Store Portfolio. Same Store Portfolio MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized after achieving at least 90% occupancy for 90 days. Communities that have been approved by MAA's Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have undergone a significant casualty loss are also excluded from the Same Store Portfolio. Unencumbered NOI Unencumbered NOI represents NOI generated by unencumbered assets (as defined in MAALP's bond covenants).